                               EXHIBIT 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-65640 and No. 33-47535) of our report, dated November 1, 1996, which appears on page 22 of the Annual Report on Form 10-KSB of InVitro International for the years ended September 30, 1996 and 1995.


                               /s/ McGladrey & Pullen, LLP

Anaheim, California
December 17, 1996